                                                                   EXHIBIT 10.16

                      AMENDMENT NO. 1 TO LICENSE AGREEMENT

      Reference is made to the License Agreement ("Agreement") dated August 25, 2003 by and between Somaxon Pharmaceuticals, Inc. ("Somaxon") and ProCom One, Inc. ("ProCom One"). All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Agreement.

      WHEREAS, the parties desire to amend certain terms of the Agreement in accordance with the terms hereof (this "Amendment").

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto, intending to be legally bound, agree as follows:

1. Section 5.1 of the Agreement shall be deleted in its entirety and replaced by the following:

            "5.1 Patent Prosecution and Maintenance. Except to the extent otherwise agreed by the parties, Somaxon shall be responsible for the preparation, filing, prosecution and maintenance of the Patent Rights, including all payment obligations. The prior written consent of ProCom One shall be required for the amendment of any patent claims within the Patent Rights, abandonment of any pending patent application or termination of payment of any maintenance fees. Within thirty (30) days of the Effective Date, ProCom One shall provide to Somaxon a schedule setting forth the timing of all maintenance fees and other material prosecution and maintenance activities scheduled with respect to the Patent Rights, and ProCom One shall timely execute powers of attorney and such other documentation as shall be reasonably requested by Somaxon to facilitate Somaxon's performance as contemplated herein. Somaxon shall provide written notice to ProCom One from time to time as Somaxon makes any required maintenance payments and as any new material information relating to the preparation, filing, prosecution or maintenance of the Patent Rights comes to its attention. In the event Somaxon fails to make any required payments or take any action required for the proper preparation, filing, prosecution or maintenance of the Patent Rights, Procom One shall have the right to do so. Somaxon shall notify ProCom One of its election, providing ProCom One with sufficient time to make any such required payments or take any such required action. For the avoidance of doubt, title to the Patent Rights shall reside in ProCom One irrespective of which Party files, prosecutes and/or maintains such Patent Rights."

2. Except for the matters set forth in this Amendment, all other terms of the Agreement shall remain unchanged and in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of October 20, 2003.

      ProCom One, Inc.                        Somaxon Pharmaceuticals, Inc.

      By: /s/ Terry Cobb                      By: /s/ Kenneth Cohen
          ---------------------------------       ------------------------------
      Name: Terry Cobb                        Name: Kenneth Cohen
      Title:                                  Title: President and Chief
                                                     Executive Officer